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                                                                    EXHIBIT 99.3

                                      PROXY
                          NESTOR TRAFFIC SYSTEMS, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints David Fox and Herbert S. Meeker (with full power to act without the other and with power to appoint his or her substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of NESTOR TRAFFIC SYSTEMS, INC., a Delaware corporation (the "COMPANY"), which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company (the "SPECIAL MEETING") to be held at The Gatehouse Restaurant (River Room), Four Richmond Square, Providence, Rhode Island 02906, on September 12, 2001 at 9:30 a.m., local time, and at any and all adjournments thereof as follows:

I. Proposal to approve the Agreement and Plan of Merger, dated as of June 14, 2001, by and among the Company, Nestor, Inc. ("NESTOR") and Nestor Merger Sub Corp. ("MERGER SUB"), pursuant to which Merger Sub, a wholly owned subsidiary of Nestor, will be merged with and into the Company.


     |_|  FOR       |_|  AGAINST    |_|  ABSTAIN
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II.  Proposal to approve an amendment to the Company's 1999 Incentive Stock
     Option Plan to increase the number of shares of the Company's common stock available for option grants from 200,000 to 400,000.


     |_|  FOR       |_|  AGAINST    |_|  ABSTAIN
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III. In their discretion, such other business as may properly come before the
     Special Meeting or any adjournments or postponements thereof.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS I AND II.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting to be held on September 12, 2001 and the Proxy Statement of the Company, each dated August 6, 2001, each of which has been enclosed herewith.

     The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.


                               Dated: __________________________________________

                                      __________________________________________
                                                      Signature

                                      __________________________________________
                                              Signature, if held jointly

                                      __________________________________________
                                                Title (if applicable)


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                                Please date, sign exactly as your name appears
                                on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.